UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(i) On September 30, 2011, LKQ Corporation (“LKQ” or the “Company”), LKQ Delaware LLP, and certain other subsidiaries (collectively, the “Borrowers”), entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, Bank of America N.A., as syndication agent, RBS Citizens, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. The Amended and Restated Credit Agreement retains most of the terms of the Company’s original credit agreement dated March 25, 2011 (the “Original Credit Agreement”) while also modifying certain terms to (1) provide an additional $200 million term loan facility (“New Term Loan Facility”) to the Company; (2) increase the total availability under the revolving credit facility by $200 million to $950 million (the increase was applied to the multicurrency component of the revolving credit facility, thus increasing the Company’s foreign currency availability to $500 million from $300 million); (3) increase the amount of letters of credit that may be issued under the revolving credit facility to $125 million from $75 million; (4) add certain subsidiaries as additional Borrowers under the revolving credit facility; and (5) make other immaterial or clarifying modifications and amendments to the terms of the Original Credit Agreement. The Amended and Restated Credit Agreement maintains the Company’s opportunity to increase the amount of the revolving credit facility or obtain incremental term loans up to $400 million.

The New Term Loan Facility may be funded between September 30, 2011 and March 31, 2012. Beginning on December 1, 2011 through the date of funding, the New Term Loan commitment will accrue a ticking fee until funded. The ticking fee is calculated based on variable rates ranging from 0.25% to 0.50%, which are determined based on LKQ’s total leverage ratio. Ticking fees, to the extent incurred, are payable in arrears on December 31, 2011 and March 31, 2012.

Amounts under the New Term Loan Facility will be due and payable in quarterly installments equal to 1.25% of the original principal amount at the end of each of the first full eight quarters following funding, 2.5% at the end of each of the following eight quarters, and 3.75% each quarter thereafter. The remaining balance under the New Term Loan Facility will be due and payable on the maturity date of the Amended and Restated Credit Agreement, March 25, 2016.

The Company used the initial proceeds from a draw under the increased revolving credit facility for the acquisition of Euro Car Parts Holdings Limited (as described below).

(ii) On October 3, 2011, LKQ Corporation (“LKQ”), LKQ Euro Limited (“LKQ Euro”), and Draco Limited (“Draco”) entered into an Agreement for the Sale and Purchase of Shares of Euro Car Parts Holdings Limited (the “Sale and Purchase Agreement”). Under the terms of the Sale and Purchase Agreement, effective October 1, 2011, LKQ Euro acquired all of the shares in the capital of Euro Car Parts Holdings Limited, an automotive aftermarket parts distributor in the United Kingdom (“ECP”) from Draco and the other shareholders of ECP. The purchase price was £225 million. LKQ will also pay the former owners of ECP up to an additional £55 million in the event ECP achieves certain EBITDA targets during the years ending December 31, 2012 and 2013.

A copy of the press release issued by LKQ relating to these transactions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01(i) of this Form 8-K is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	LKQ Corporation Press Release dated October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2011

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn

Executive Vice President and Chief Financial Officer